UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 20, 2024

Date of Report (Date of earliest event reported)

Enveric Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Enveric Biosciences, Inc.

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (239) 302-1707

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ENVB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported by Enveric Biosciences, Inc. (the “Company”) on its Current Report on Form 8-K, the Company received a notification letter, dated May 16, 2024, from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”), indicating that, based on the previous 30 consecutive business days, the Company’s listed shares (the “Listed Shares”) no longer met the minimum $1.00 bid price per share requirement for the continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company had a period of 180 calendar days from May 16, 2024, or until November 12, 2024 (“Compliance Date”), to regain compliance with the Minimum Bid Price Requirement.

On November 20, 2024, the Nasdaq Staff issued a determination to the Company, which was communicated through a delisting notice (the “Delisting Notice”), indicating that the Company did not satisfy the Minimum Bid Price Requirement by the Compliance Date. The Delisting Notice indicated that the Company was not eligible for a second 180-day extension because it did not comply with the $5,000,000 minimum stockholders’ equity initial listing requirement for the Nasdaq Capital Market. The Delisting Notice stated that unless the Company requested an appeal of this determination, the Listed Shares would be scheduled for delisting from the Nasdaq Capital Market and trading suspended. The Company intends to request a hearing (the “Hearing”) before the Nasdaq Listing Qualifications Panel (the “Panel”) to appeal (the “Appeal”) the determination by the Nasdaq Staff, and to present its plan to regain and sustain compliance with the Minimum Bid Price Requirement.

The Appeal will stay any delisting or suspension action of the Listed Shares contemplated by the Delisting Notice (including the filing of a Form 25-NSE), pending the issuance of a final decision by the Panel. The Panel has broad discretionary public interest authority, which includes the discretion to grant the Company a period not to exceed 180 calendar days from November 20, 2024, to regain compliance. The Panel can also exercise that authority to apply additional or more stringent criteria for the continued listing of the Listed Shares, as well as suspend or delist the Listed Shares (including through the filing of a Form 25-NSE). Ultimately, there is no guarantee that the Panel will grant an extension of the compliance period or that the outcome of the Hearing or the Appeal (more generally) will be favorable to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2024	ENVERIC BIOSCIENCES, INC.

	By:	/s/ Joseph Tucker
Joseph Tucker, Ph.D.
Chief Executive Officer